FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY RESULTS

Revenue Increases 3% to $7.7 Billion, a Quarterly Record

Record Retail Automotive Service and Parts Revenue of $753 Million, up 10%

Earnings Before Taxes of $326 Million and Earnings Per Share of $3.61

Sequential Improvement in Earnings Before Taxes and Earnings Per Share of 10% and 12%,
Respectively, from First Quarter of 2024

BLOOMFIELD HILLS, MI, July 31, 2024 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced quarterly results for the second quarter of 2024. For the quarter, revenue increased 3% from the second quarter of 2023 to $7.7 billion. Net income attributable to common stockholders was $241.2 million compared to $300.8 million in the prior year period, and related earnings per share was $3.61 compared to $4.41 for the same period in 2023. Foreign currency exchange negatively impacted revenue by $0.8 million, net income attributable to common stockholders by $0.4 million, and had no impact on earnings per share.
Second Quarter 2024 Operating Highlights Compared to Second Quarter 2023
•New and Used Retail Automotive Units Delivered – increased 2%
•New Vehicle +4%; Used Vehicle flat
•Retail Automotive Same-Store Revenue – decreased 1%
•New Vehicle +2%; Used Vehicle -6%; Finance & Insurance -4%; Service & Parts +5%
•Retail Automotive Same-Store Gross Profit – decreased 5%
•New Vehicle -15%; Used Vehicle -7%; Finance & Insurance -4%; Service & Parts +4%
•New and Used Retail Commercial Truck Units – flat
•New Vehicle -1%; Used Vehicle +9%
•Retail Commercial Truck Same-Store Revenue – decreased 7%
•New Vehicle -4%; Used Vehicle -10%; Finance & Insurance -22%; Service & Parts -9%
•Retail Commercial Truck Same-Store Gross Profit – decreased 5%
•New Vehicle flat; Used Vehicle -5%; Finance & Insurance -22%; Service & Parts -5%
Second Quarter 2024 Performance
The Company’s financial performance for the three months ended June 30, 2024, was driven by its diversification which included continued strong performance of the retail automotive and commercial truck businesses. Highlights during the second quarter included record total quarterly revenue of $7.7 billion, which included a 10% increase in quarterly retail automotive service and parts revenue to $753 million, which is also a quarterly record. In addition, on a sequential basis, retail automotive gross profit per new vehicle retailed improved by $73 and equity earnings from the Company’s investment in Penske

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Transportation Solutions increased 63%. As a result, when compared to the first quarter of 2024, earnings before taxes increased 10% and earnings per share increased 12%.
Commenting on the Company's financial results, Chair and CEO Roger Penske said, "I am pleased to see that our service and parts business remains strong and contributed to our record total quarterly revenue of $7.7 billion. In addition, our focus on efficiency and controlling costs drove a sequential decline in selling, general, and administrative expenses as a percentage of gross profit by 50 basis points to 70.2%."
For the six months ended June 30, 2024, revenue increased 2% to $15.1 billion. Net income attributable to common stockholders was $456.4 million compared to $599.1 million in the prior year period, and related earnings per share was $6.81 compared to $8.72 for the same period in 2023. Foreign currency exchange positively impacted revenue by $97.3 million, net income attributable to common stockholders by $1.0 million, and earnings per share by $0.01.
Retail Automotive Dealerships
For the three months ended June 30, 2024, total new and used units delivered increased 2% to 126,653, and total retail automotive revenue increased 3% to $6.6 billion. Same-store new and used units delivered decreased 1% to 120,486, and same-store revenue decreased 1%. Same-store service and parts revenue and gross profit increased 5% and 4%, respectively. Total retail automotive gross profit decreased 1% to $1.1 billion, including a 5% decrease on a same-store basis.
Retail Commercial Truck Dealerships
As of June 30, 2024, Premier Truck Group operated 48 North American retail commercial truck locations. New truck demand continues to be driven by replacement purchases. For the three months ended June 30, 2024, retail unit sales were flat. Revenue was $892.3 million compared to $919.2 million in the same period last year. Earnings before taxes was $51.7 million compared to $55.5 million in the same period in 2023. For the six months ended June 30, 2024, revenue was $1.7 billion compared to $1.8 billion in the same period last year. Earnings before taxes was $102.2 million compared to $112.6 million in the same period in 2023.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 446,000 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and six months ended June 30, 2024, the Company recorded $52.9 million and $85.4 million in earnings compared to $73.3 million and $154.1 million for the same periods in 2023. Equity earnings increased by 63% sequentially as full-service leasing continued to perform well and rental utilization improved when compared to the three months ended March 31, 2024.
Corporate Development, Capital Allocation, Liquidity, and Leverage
During the six months ended June 30, 2024, we repurchased 0.4 million shares of common stock for approximately $58.1 million under our securities repurchase program and also acquired 0.1 million shares of our common stock for $18.3 million from employees in connection with a net share settlement feature of employee equity awards. As of June 30, 2024, $157.4 million remained available under the Company's existing repurchase authority. Additionally, the Board of Directors approved a quarterly dividend of $1.07 per share representing an 11%, or $0.11 per share, increase and represents the third increase to the Company’s dividend in 2024 and the 15th consecutive quarterly increase. The dividend is payable September 4, 2024, to shareholders of record as of August 15, 2024. Including this dividend distribution and the Company’s securities repurchases, the Company will have returned approximately $271 million to shareholders in 2024.

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During June 2024, we acquired three full-service Freightliner and Western Star dealerships and two independent repair facilities operating in Minnesota and Wisconsin from River States Truck and Trailer, representing $200 million in estimated annualized revenue. In July 2024, we announced the acquisition of Bill Brown Ford, representing $550 million in estimated annualized revenue. Year-to-date 2024, Penske Automotive Group has completed acquisitions representing nearly $2 billion in estimated annualized revenue.
As of June 30, 2024, the Company had approximately $1.7 billion in liquidity, including $115 million in cash and $1.6 billion of availability under its U.S. and international credit agreements. The Company’s leverage ratio at June 30, 2024 was 1.2x.
Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the second quarter of 2024 on Wednesday, July 31, 2024, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (877) 692-8955 [International, please dial (234) 720-6979] using access code 8247256. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the second quarter 2024 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, Japan, and Australia and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs over 28,850 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs over 44,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 446,000 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, and Russell 3000 indexes. For additional information, including the Company's 2023 Corporate Responsibility Report highlighting its corporate responsibility strategies, activities, and certain metrics, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.

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Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance and future plans. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, our ability to successfully complete pending acquisitions and satisfy applicable closing conditions, our ability to successfully integrate acquired dealerships into our existing operations and obtain certain contemplated synergies, those related to macro-economic, geo-political and industry conditions and events, including their impact on new and used vehicle sales, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to PTS and PTG, personal discretionary spending levels, interest rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, the shortage of vehicle components, international conflicts, including the war in Ukraine, challenges in sourcing labor, or labor strikes or work stoppages, or other disruptions; changes in the retail model either from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; disruptions to the security and availability of our information technology systems and our third party providers, which systems are increasing threatened by ransomware and other cyber attacks, the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate, integrate, and realize returns on acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTS' asset utilization rates, continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, changes in values of used trucks which affects PTS' profitability on truck sales and regulatory risks and related compliance costs, our ability to realize returns on our significant capital investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to dealerships and vehicles sales, including those related to the sales process or emissions standards, as well as changes in consumer sentiment relating to commercial truck sales that may hinder our or PTS' ability to maintain, acquire, sell, or operate trucks; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risk and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2023, its Form 10-Q for the quarterly period ended March 31, 2024, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

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Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Change	2024	2023	Change
Revenue	$7,696.7	$7,468.5	3.1%	$15,144.5	$14,807.5	2.3%
Cost of Sales	6,432.6	6,195.5	3.8%	12,635.2	12,282.2	2.9%
Gross Profit	$1,264.1	$1,273.0	(0.7)%	$2,509.3	$2,525.3	(0.6)%
SG&A Expenses	887.5	858.1	3.4%	1,767.3	1,703.0	3.8%
Depreciation	38.6	34.1	13.2%	76.4	68.0	12.4%
Operating Income	$338.0	$380.8	(11.2)%	$665.6	$754.3	(11.8)%
Floor Plan Interest Expense	(46.6)	(30.8)	51.3%	(91.4)	(58.7)	55.7%
Other Interest Expense	(19.9)	(24.2)	(17.8)%	(41.2)	(45.0)	(8.4)%
Equity in Earnings of Affiliates	54.0	74.5	(27.5)%	87.3	156.6	(44.3)%
Income Before Income Taxes	$325.5	$400.3	(18.7)%	$620.3	$807.2	(23.2)%
Income Taxes	(82.6)	(97.7)	(15.5)%	(161.2)	(205.0)	(21.4)%
Net Income	$242.9	$302.6	(19.7)%	$459.1	$602.2	(23.8)%
Less: Income Attributable to Non-Controlling Interests	1.7	1.8	(5.6)%	2.7	3.1	(12.9)%
Net Income Attributable to Common Stockholders	$241.2	$300.8	(19.8)%	$456.4	$599.1	(23.8)%

Amounts Attributable to Common Stockholders:
Net Income	$242.9	$302.6	(19.7)%	$459.1	$602.2	(23.8)%
Less: Income Attributable to Non-Controlling Interests	1.7	1.8	(5.6)%	2.7	3.1	(12.9)%
Net Income Attributable to Common Stockholders	$241.2	$300.8	(19.8)%	$456.4	$599.1	(23.8)%
Income Per Share	$3.61	$4.41	(18.1)%	$6.81	$8.72	(21.9)%
Weighted Average Shares Outstanding	66.9	68.2	(1.9)%	67.0	68.7	(2.5)%

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	June 30,	December 31,
	2024	2023
Assets:
Cash and Cash Equivalents	$115.1	$96.4
Accounts Receivable, Net	1,040.5	1,114.6
Inventories	4,705.9	4,293.1
Other Current Assets	217.7	175.6
Total Current Assets	6,079.2	5,679.7
Property and Equipment, Net	2,914.3	2,765.2
Operating Lease Right-of-Use Assets	2,466.1	2,405.5
Intangibles	3,288.3	2,983.1
Other Long-Term Assets	1,885.6	1,838.0
Total Assets	$16,633.5	$15,671.5

Liabilities and Equity:
Floor Plan Notes Payable	$2,578.2	$2,255.6
Floor Plan Notes Payable – Non-Trade	1,562.7	1,515.9
Accounts Payable	943.4	866.9
Accrued Expenses and Other Current Liabilities	916.9	809.8
Current Portion Long-Term Debt	171.7	209.7
Total Current Liabilities	6,172.9	5,657.9
Long-Term Debt	1,594.6	1,419.5
Long-Term Operating Lease Liabilities	2,397.4	2,336.0
Other Long-Term Liabilities	1,482.3	1,502.5
Total Liabilities	11,647.2	10,915.9
Equity	4,986.3	4,755.6
Total Liabilities and Equity	$16,633.5	$15,671.5

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Geographic Revenue Mix:
North America	59.8%	59.7%	58.2%	59.0%
U.K.	31.2%	32.2%	32.7%	32.9%
Other International	9.0%	8.1%	9.1%	8.1%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,615.4	$6,406.0	$13,093.4	$12,705.8
Retail Commercial Truck	892.3	919.2	1,684.1	1,814.8
Commercial Vehicle Distribution and Other	189.0	143.3	367.0	286.9
Total	$7,696.7	$7,468.5	$15,144.5	$14,807.5

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,075.0	$1,085.9	$2,132.2	$2,148.5
Retail Commercial Truck	144.5	146.8	289.3	293.8
Commercial Vehicle Distribution and Other	44.6	40.3	87.8	83.0
Total	$1,264.1	$1,273.0	$2,509.3	$2,525.3

Gross Margin:
Retail Automotive	16.2%	17.0%	16.3%	16.9%
Retail Commercial Truck	16.2%	16.0%	17.2%	16.2%
Commercial Vehicle Distribution and Other	23.6%	28.1%	23.9%	28.9%
Total	16.4%	17.0%	16.6%	17.1%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating Items as a Percentage of Revenue:
Gross Profit	16.4%	17.0%	16.6%	17.1%
Selling, General and Administrative Expenses	11.5%	11.5%	11.7%	11.5%
Operating Income	4.4%	5.1%	4.4%	5.1%
Income Before Income Taxes	4.2%	5.4%	4.1%	5.5%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	70.2%	67.4%	70.4%	67.4%
Operating Income	26.7%	29.9%	26.5%	29.9%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in Millions)	2024	2023	2024	2023

EBITDA(1)	$384.0	$458.6	$737.9	$920.2
Floor Plan Credits	$13.0	$11.2	$23.9	$21.1
Rent Expense	$65.3	$62.2	$130.6	$123.9
_______________________
(1)See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Change	2024	2023	Change
Retail Automotive Units:
New Retail	50,861	49,562	2.6%	99,528	97,224	2.4%
Used Retail	65,571	65,386	0.3%	134,836	133,222	1.2%
Total Retail	116,432	114,948	1.3%	234,364	230,446	1.7%
New Agency	10,221	8,931	14.4%	19,153	15,864	20.7%
Total Retail and Agency	126,653	123,879	2.2%	253,517	246,310	2.9%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,995.8	$2,820.1	6.2%	$5,798.4	$5,541.4	4.6%
Used Vehicles	2,275.8	2,330.3	(2.3)%	4,612.0	4,627.4	(0.3)%
Finance and Insurance, Net	208.7	214.1	(2.5)%	414.7	420.9	(1.5)%
Service and Parts	752.8	685.2	9.9%	1,498.9	1,368.2	9.6%
Fleet and Wholesale	382.3	356.3	7.3%	769.4	747.9	2.9%
Total Revenue	$6,615.4	$6,406.0	3.3%	$13,093.4	$12,705.8	3.1%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$291.0	$326.8	(11.0)%	$563.4	$640.6	(12.1)%
Used Vehicles	119.5	123.3	(3.1)%	249.4	245.9	1.4%
Finance and Insurance, Net	208.7	214.1	(2.5)%	414.7	420.9	(1.5)%
Service and Parts	439.6	406.5	8.1%	872.0	805.4	8.3%
Fleet and Wholesale	16.2	15.2	6.6%	32.7	35.7	(8.4)%
Total Gross Profit	$1,075.0	$1,085.9	(1.0)%	$2,132.2	$2,148.5	(0.8)%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$58,437	$56,557	3.3%	$57,820	$56,687	2.0%
Used Vehicles	34,707	35,639	(2.6)%	34,204	34,735	(1.5)%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,302	$6,259	(15.3)%	$5,267	$6,287	(16.2)%
Used Vehicles	1,822	1,887	(3.4)%	1,849	1,847	0.1%
Finance and Insurance (excluding agency)	1,766	1,840	(4.0)%	1,742	1,806	(3.5)%
Agency	2,390	2,153	11.0%	2,381	2,142	11.2%

Retail Automotive Gross Margin:
New Vehicles	9.7%	11.6%	(190)bps	9.7%	11.6%	(190)bps
Used Vehicles	5.3%	5.3%	—bps	5.4%	5.3%	+10bps
Service and Parts	58.4%	59.3%	(90)bps	58.2%	58.9%	(70)bps
Fleet and Wholesale	4.2%	4.3%	(10)bps	4.3%	4.8%	(50)bps
Total Gross Margin	16.2%	17.0%	(80)bps	16.3%	16.9%	(60)bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	45.3%	44.0%	+130bps	44.3%	43.6%	+70bps
Used Vehicles	34.4%	36.4%	(200)bps	35.2%	36.4%	(120)bps
Finance and Insurance, Net	3.2%	3.3%	(10)bps	3.2%	3.3%	(10)bps
Service and Parts	11.4%	10.7%	+70bps	11.4%	10.8%	+60bps
Fleet and Wholesale	5.7%	5.6%	+10bps	5.9%	5.9%	—bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	27.1%	30.1%	(300)bps	26.4%	29.8%	(340)bps
Used Vehicles	11.1%	11.4%	(30)bps	11.7%	11.4%	+30bps
Finance and Insurance, Net	19.4%	19.7%	(30)bps	19.4%	19.6%	(20)bps
Service and Parts	40.9%	37.4%	+350bps	40.9%	37.5%	+340bps
Fleet and Wholesale	1.5%	1.4%	+10bps	1.6%	1.7%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Change	2024	2023	Change
Retail Automotive Same-Store Units:
New Retail	48,923	49,507	(1.2)%	95,730	97,073	(1.4)%
Used Retail	62,230	63,233	(1.6)%	127,851	128,583	(0.6)%
Total Retail	111,153	112,740	(1.4)%	223,581	225,656	(0.9)%
New Agency	9,333	8,918	4.7%	17,861	15,811	13.0%
Total Retail and Agency	120,486	121,658	(1.0)%	241,442	241,467	—%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,871.6	$2,818.7	1.9%	$5,560.3	$5,537.7	0.4%
Used Vehicles	2,156.6	2,284.2	(5.6)%	4,373.4	4,530.0	(3.5)%
Finance and Insurance, Net	202.7	211.9	(4.3)%	403.2	416.2	(3.1)%
Service and Parts	717.3	683.0	5.0%	1,430.9	1,363.3	5.0%
Fleet and Wholesale	366.9	351.3	4.4%	740.5	734.7	0.8%
Total Revenue	$6,315.1	$6,349.1	(0.5)%	$12,508.3	$12,581.9	(0.6)%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$277.5	$326.7	(15.1)%	$538.5	$640.4	(15.9)%
Used Vehicles	113.6	121.8	(6.7)%	235.0	243.1	(3.3)%
Finance and Insurance, Net	202.7	211.9	(4.3)%	403.2	416.2	(3.1)%
Service and Parts	422.6	405.1	4.3%	839.9	802.1	4.7%
Fleet and Wholesale	15.6	15.2	2.6%	32.0	35.5	(9.9)%
Total Gross Profit	$1,032.0	$1,080.7	(4.5)%	$2,048.6	$2,137.3	(4.2)%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$58,259	$56,592	2.9%	$57,651	$56,737	1.6%
Used Vehicles	34,655	36,123	(4.1)%	34,207	35,230	(2.9)%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,283	$6,265	(15.7)%	$5,240	$6,295	(16.8)%
Used Vehicles	1,825	1,926	(5.2)%	1,838	1,891	(2.8)%
Finance and Insurance (excluding agency)	1,810	1,870	(3.2)%	1,794	1,840	(2.5)%
Agency	2,198	1,975	11.3%	2,187	1,921	13.8%

Retail Automotive Same-Store Gross Margin:
New Vehicles	9.7%	11.6%	(190)bps	9.7%	11.6%	(190)bps
Used Vehicles	5.3%	5.3%	—bps	5.4%	5.4%	—bps
Service and Parts	58.9%	59.3%	(40)bps	58.7%	58.8%	(10)bps
Fleet and Wholesale	4.3%	4.3%	—bps	4.3%	4.8%	(50)bps
Total Gross Margin	16.3%	17.0%	(70)bps	16.4%	17.0%	(60)bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	45.5%	44.4%	+110bps	44.5%	44.0%	+50bps
Used Vehicles	34.1%	36.0%	(190)bps	35.0%	36.0%	(100)bps
Finance and Insurance, Net	3.2%	3.3%	(10)bps	3.2%	3.3%	(10)bps
Service and Parts	11.4%	10.8%	+60bps	11.4%	10.8%	+60bps
Fleet and Wholesale	5.8%	5.5%	+30bps	5.9%	5.9%	—bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	26.9%	30.2%	(330)bps	26.3%	30.0%	(370)bps
Used Vehicles	11.0%	11.3%	(30)bps	11.5%	11.4%	+10bps
Finance and Insurance, Net	19.6%	19.6%	—bps	19.7%	19.5%	+20bps
Service and Parts	40.9%	37.5%	+340bps	41.0%	37.5%	+350bps
Fleet and Wholesale	1.6%	1.4%	+20bps	1.5%	1.6%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Change	2024	2023	Change
Retail Commercial Truck Units:
New Retail	4,483	4,539	(1.2)%	7,974	9,056	(11.9)%
Used Retail	765	704	8.7%	1,814	1,359	33.5%
Total	5,248	5,243	0.1%	9,788	10,415	(6.0)%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$615.4	$616.4	(0.2)%	$1,109.6	$1,216.6	(8.8)%
Used Vehicles	48.7	52.4	(7.1)%	111.1	101.9	9.0%
Finance and Insurance, Net	4.2	5.0	(16.0)%	9.5	10.0	(5.0)%
Service and Parts	219.2	232.1	(5.6)%	442.8	460.1	(3.8)%
Wholesale and Other	4.8	13.3	(63.9)%	11.1	26.2	(57.6)%
Total Revenue	$892.3	$919.2	(2.9)%	$1,684.1	$1,814.8	(7.2)%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$39.3	$37.5	4.8%	$73.9	$70.0	5.6%
Used Vehicles	3.4	4.0	(15.0)%	6.7	9.4	(28.7)%
Finance and Insurance, Net	4.2	5.0	(16.0)%	9.5	10.0	(5.0)%
Service and Parts	94.1	95.4	(1.4)%	192.2	193.7	(0.8)%
Wholesale and Other	3.5	4.9	(28.6)%	7.0	10.7	(34.6)%
Total Gross Profit	$144.5	$146.8	(1.6)%	$289.3	$293.8	(1.5)%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$137,269	$135,798	1.1%	$139,150	$134,345	3.6%
Used Vehicles	63,665	74,421	(14.5)%	61,266	75,009	(18.3)%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$8,765	$8,254	6.2%	$9,266	$7,723	20.0%
Used Vehicles	4,502	5,722	(21.3)%	3,742	6,914	(45.9)%
Finance and Insurance	798	960	(16.9)%	969	961	0.8%

Retail Commercial Truck Gross Margin:
New Vehicles	6.4%	6.1%	+30bps	6.7%	5.8%	+90bps
Used Vehicles	7.0%	7.6%	(60)bps	6.0%	9.2%	(320)bps
Service and Parts	42.9%	41.1%	+180bps	43.4%	42.1%	+130bps
Wholesale and Other	72.9%	36.8%	+3,610bps	63.1%	40.8%	+2,230bps
Total Gross Margin	16.2%	16.0%	+20bps	17.2%	16.2%	+100bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	69.0%	67.1%	+190bps	65.9%	67.0%	(110)bps
Used Vehicles	5.5%	5.7%	(20)bps	6.6%	5.6%	+100bps
Finance and Insurance, Net	0.5%	0.5%	—bps	0.6%	0.6%	—bps
Service and Parts	24.6%	25.3%	(70)bps	26.3%	25.4%	+90bps
Wholesale and Other	0.4%	1.4%	(100)bps	0.6%	1.4%	(80)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	27.2%	25.5%	+170bps	25.5%	23.8%	+170bps
Used Vehicles	2.4%	2.7%	(30)bps	2.3%	3.2%	(90)bps
Finance and Insurance, Net	2.9%	3.4%	(50)bps	3.3%	3.4%	(10)bps
Service and Parts	65.1%	65.0%	+10bps	66.4%	65.9%	+50bps
Wholesale and Other	2.4%	3.4%	(100)bps	2.5%	3.7%	(120)bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Change	2024	2023	Change
Retail Commercial Truck Same-Store Units:
New Retail	4,275	4,510	(5.2)%	7,637	9,027	(15.4)%
Used Retail	739	701	5.4%	1,763	1,356	30.0%
Total	5,014	5,211	(3.8)%	9,400	10,383	(9.5)%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$585.1	$611.7	(4.3)%	$1,059.4	$1,212.0	(12.6)%
Used Vehicles	46.9	52.2	(10.2)%	108.0	101.8	6.1%
Finance and Insurance, Net	3.9	5.0	(22.0)%	8.9	10.0	(11.0)%
Service and Parts	207.6	229.3	(9.5)%	420.8	457.2	(8.0)%
Wholesale and Other	4.3	13.3	(67.7)%	10.4	26.0	(60.0)%
Total Revenue	$847.8	$911.5	(7.0)%	$1,607.5	$1,807.0	(11.0)%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$37.1	$37.0	0.3%	$69.6	$69.5	0.1%
Used Vehicles	3.8	4.0	(5.0)%	7.8	9.4	(17.0)%
Finance and Insurance, Net	3.9	5.0	(22.0)%	8.9	10.0	(11.0)%
Service and Parts	89.5	94.3	(5.1)%	183.4	192.5	(4.7)%
Wholesale and Other	3.3	4.7	(29.8)%	6.2	10.4	(40.4)%
Total Gross Profit	$137.6	$145.0	(5.1)%	$275.9	$291.8	(5.4)%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$136,857	$135,637	0.9%	$138,722	$134,259	3.3%
Used Vehicles	63,431	74,485	(14.8)%	61,255	75,043	(18.4)%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$8,684	$8,211	5.8%	$9,110	$7,700	18.3%
Used Vehicles	5,140	5,733	(10.3)%	4,410	6,922	(36.3)%
Finance and Insurance	784	958	(18.2)%	947	960	(1.4)%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	6.3%	6.0%	+30bps	6.6%	5.7%	+90bps
Used Vehicles	8.1%	7.7%	+40bps	7.2%	9.2%	(200)bps
Service and Parts	43.1%	41.1%	+200bps	43.6%	42.1%	+150bps
Wholesale and Other	76.7%	35.3%	+4,140bps	59.6%	40.0%	+1,960bps
Total Gross Margin	16.2%	15.9%	+30bps	17.2%	16.1%	+110bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	69.0%	67.1%	+190bps	65.9%	67.1%	(120)bps
Used Vehicles	5.5%	5.7%	(20)bps	6.7%	5.6%	+110bps
Finance and Insurance, Net	0.5%	0.5%	—bps	0.6%	0.6%	—bps
Service and Parts	24.5%	25.2%	(70)bps	26.2%	25.3%	+90bps
Wholesale and Other	0.5%	1.5%	(100)bps	0.6%	1.4%	(80)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	27.0%	25.5%	+150bps	25.2%	23.8%	+140bps
Used Vehicles	2.8%	2.8%	—bps	2.8%	3.2%	(40)bps
Finance and Insurance, Net	2.8%	3.4%	(60)bps	3.2%	3.4%	(20)bps
Service and Parts	65.0%	65.0%	—bps	66.5%	66.0%	+50bps
Wholesale and Other	2.4%	3.3%	(90)bps	2.3%	3.6%	(130)bps
Total	100.0%	100.0%		100.0%	100.0%

12

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	26%	25%	26%	25%
Audi	10%	11%	10%	11%
Mercedes-Benz	9%	9%	9%	9%
Land Rover / Jaguar	8%	7%	8%	8%
Porsche	9%	8%	8%	8%
Ferrari / Maserati	3%	3%	3%	3%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	2%	3%	3%	2%
Total Premium	72%	71%	72%	71%
Volume Non-U.S.:
Toyota	11%	10%	11%	10%
Honda	6%	6%	5%	6%
Volkswagen	2%	2%	2%	2%
Hyundai	1%	1%	1%	1%
Others	1%	2%	2%	1%
Total Volume Non-U.S.	21%	21%	21%	20%
U.S.:
General Motors / Stellantis / Ford	1%	1%	1%	1%
Used Vehicle Centers	6%	7%	6%	8%
Total	100%	100%	100%	100%

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Capital Expenditures / Stock Repurchases:	2024		2023		2024		2023
(Amounts in Millions)
Capital expenditures	$	99.2	$	83.1	$	201.7	$	185.5
Cash paid for acquisitions, net of cash acquired	$	197.2	$	80.5	$	440.8	$	80.5
Stock repurchases:
Aggregate purchase price	$	43.5	$	240.2	$	76.4	$	350.4
Shares repurchased		0.3		1.7		0.5		2.6

Balance Sheet and Other Highlights:	June 30, 2024	December 31, 2023
(Amounts in Millions)
Cash and Cash Equivalents	$115.1	$96.4
Inventories	$4,705.9	$4,293.1
Total Floor Plan Notes Payable	$4,140.9	$3,771.5
Total Long-Term Debt	$1,766.3	$1,629.2
Equity	$4,986.3	$4,755.6

Debt to Total Capitalization Ratio	26.2%	25.5%
Leverage Ratio (1)	1.2x	1.0x
New vehicle days' supply	52 days	39 days
Used vehicle days' supply	40 days	48 days
__________________________
(1)See the following Non-GAAP reconciliation table

13

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following table reconciles reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended
	June 30,		2024 vs. 2023
(Amounts in Millions)	2024	2023	Change	% Change

Net Income	$242.9	$302.6	$(59.7)	(19.7)%
Add: Depreciation	38.6	34.1	4.5	13.2%
Other Interest Expense	19.9	24.2	(4.3)	(17.8)%
Income Taxes	82.6	97.7	(15.1)	(15.5)%
EBITDA	$384.0	$458.6	$(74.6)	(16.3)%

	Six Months Ended
	June 30,		2024 vs. 2023
(Amounts in Millions)	2024	2023	Change	% Change

Net Income	$459.1	$602.2	$(143.1)	(23.8)%
Add: Depreciation	76.4	68.0	8.4	12.4%
Other Interest Expense	41.2	45.0	(3.8)	(8.4)%
Income Taxes	161.2	205.0	(43.8)	(21.4)%
EBITDA	$737.9	$920.2	$(182.3)	(19.8)%

The following table reconciles the leverage ratio as of June 30, 2024, and December 31, 2023:

	Six	Six	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2023	June 30, 2024	June 30, 2024	December 31, 2023

Net Income	$456.4	$459.1	$915.5	$1,058.6
Add: Depreciation	73.0	76.4	149.4	141.0
Other Interest Expense	47.6	41.2	88.8	92.6
Income Taxes	155.9	161.2	317.1	360.9
EBITDA	$732.9	$737.9	$1,470.8	$1,653.1
Add: Impairment Charges (1)	40.7	—	40.7	40.7
Adjusted EBITDA	$773.6	$737.9	$1,511.5	$1,693.8

Total Non-Vehicle Long-Term Debt			$1,766.3	$1,629.2
Leverage Ratio			1.2x	1.0x
__________________________
(1)Impairment charges relate to our Used Vehicle Dealerships International reporting unit

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14